FOR IMMEDIATE RELEASE:

SERVICE CORPORATION INTERNATIONAL
ANNOUNCES THIRD QUARTER 2008 FINANCIAL RESULTS
AND PROVIDES EARNINGS AND CASH FLOW OUTLOOK FOR
FOURTH QUARTER 2008 AND FULL YEAR 2009

- Conference call on Thursday, November 6, 2008, at 9:00 a.m. Central Standard Time.

HOUSTON, Texas, November 5, 2008 . . . Service Corporation International (NYSE: SCI), a provider of deathcare products and services, today reported results for the third quarter 2008. Our unaudited condensed consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues	$516.4	$539.3	$1,638.7	$1,712.4
Operating income	$48.8	$75.3	$231.7	$256.2
Net income	$14.6	$28.2	$87.6	$80.9
Diluted earnings per share	$.06	$.10	$.33	$.27
Earnings from continuing operations excluding special items(1)	$23.9	$28.7	$112.1	$112.8
Diluted earnings per share from continuing operations excluding special items(1)	$.09	$.10	$.43	$.38
Diluted weighted average shares outstanding	259.8	289.6	262.5	294.8
Net cash provided by operating activities	$116.8	$137.0	$233.3	$328.6
Net cash provided by operating activities excluding special items(1)	$116.8	$142.2	$326.6	$364.7

(1)
Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. A reconciliation to net income, diluted earnings per share, and net cash provided by operating activities computed in accordance with GAAP can be found later in this press release under the heading “Non-GAAP Financial Measures” or “Cash Flow and Capital Spending”.

Highlights:

–
Diluted earnings per share from continuing operations excluding special items was $0.09 compared to $0.10 in the third quarter of 2007. Hurricane expenses were $4.3 million, or $0.01 per share after tax, in the third quarter of 2008. These expenses were offset by a tax benefit related to discrete items of $0.02 per share in the third quarter of 2008.

–	Revenues decreased $22.9 million, or 4.2%, as a result of decreased cemetery property sales production and significant divestiture activity throughout 2007.

–	Comparable average revenue per funeral service increased 3.8%. Comparable funeral services performed decreased 3.9%.

–	Improved sales and marketing efforts led to a comparable preneed funeral production increase of 14.5%. Comparable cemetery sales production decreased 3.8%.

–
SCI returned more than $110 million in capital to shareholders in the first nine months of 2008 through a combination of dividends and share repurchases, including $10.3 million in the third quarter of 2008.

Limited Outlook for the Fourth Quarter of 2008 and Full Year 2009

SCI also provided today its outlook for earnings and cash flow for the fourth quarter of 2008 and for the full year of 2009. We intend to give a more comprehensive outlook for the full year of 2009 in our fourth quarter of 2008 earnings release, as usual.

	Fourth Quarter 2008	Preliminary 2009 Outlook
Diluted earnings per share excluding special items (1)	$0.12 to $0.15	$0.48 to $0.60
Net cash provided by operating activities (2)	$60 to $80 million	$320 to $370 million
Capital improvements at existing facilities and cemetery development expenditures	$30 to $40 million	$100 to $110 million

(1)
Diluted earnings per share excluding special items is a non-GAAP financial measure. We normally reconcile this non-GAAP financial measure to diluted earnings per share; however, diluted earnings per share calculated in accordance with GAAP is not currently accessible on a forward-looking basis. Our outlook for the fourth quarter of 2008 and full year of 2009 excludes the following because this information is not currently available: Gains or losses associated with asset dispositions; gains or losses associated with the early extinguishment of debt; any potential tax adjustments to reserves, payments, credits or refunds resulting from the Company’s pending Internal Revenue Service audit; and any potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation. The foregoing items, especially gains or losses associated with asset dispositions, could materially impact our forward-looking diluted EPS calculated in accordance with GAAP, consistent with the historical disclosures found later in this press release under the heading “Non-GAAP financial measures”.

(2)
The fourth quarter 2008 does not include an expected $95 million cash tax refund. Including this refund, net cash provided by operating activities excluding a one-time cash tax refund is $155 to $175 million. Net cash provided by operating activities excluding a one-time cash tax refund is a non-GAAP financial measure. The reconciliation to our anticipated net cash provided by operating activities calculated in accordance with GAAP is as follows:

Net cash provided by operating activities	$60 to $80 million
Estimated one-time expected cash tax refund	$95 million
Net cash provided by operating actives excluding a one-time cash tax refund	$155 to $175 million

Tom Ryan, the Company’s President and Chief Executive Officer, commented on the third quarter of 2008 and outlook for 2009:

“As reflected in our third quarter results, we are experiencing a difficult economic environment that is affecting our preneed cemetery sales. As we believe these conditions will continue into next year, we have also lowered our expectations for 2009 in the outlook provided today. While the negative effect of our trust fund performance has not materially impacted our current quarter results, we do anticipate some downward pressure related to this in our fourth quarter 2008 and 2009 funeral and cemetery revenue outlook. That said, we continue to believe our business model is sound and results in significant levels of cash flows which allow us the unique opportunity to increase shareholder value in these times of economic uncertainty.”

REVIEW OF RESULTS FOR THIRD QUARTER 2008

Consolidated Segment Results

(In millions)	Three Months Ended September 30,
	2008	2007
Funeral
Revenues	$350.4	$355.8
Gross Profit	$59.3	$63.6
Gross Margin Percentage	16.9%	17.9%
Cemetery
Revenues	$166.0	$183.6
Gross Profit	$22.8	$38.9
Gross Margin Percentage	13.7%	21.2%

Comparable Funeral Results

The table below details comparable funeral results of operations (“same store”). We consider comparable operations as those owned for the entire period beginning January 1, 2007 and ending September 30, 2008.

(In millions, except funeral services performed, total preneed funeral contracts sold, and average revenue per funeral service or per contract sold)	Three Months Ended September 30,
	2008	2007
Comparable funeral revenue:
Atneed revenue	$220.8	$224.3
Recognized preneed revenue	102.8	100.0
Other revenue(1)	16.9	15.7
Total comparable funeral revenues	$340.5	$340.0

Comparable funeral gross profit	$59.8	$64.4
Comparable funeral gross margin percentage	17.6%	18.9%

Comparable funeral services performed:
Atneed	41,587	44,248
Preneed	21,081	20,948
Total	62,668	65,196

Comparable average revenue per funeral service	$5,164	$4,974

Comparable preneed funeral sales production:
Sales	$126.0	$110.0
Total preneed funeral contracts sold	22,030	19,606
Average revenue per contract sold	$5,719	$5,610

(1)
Other revenue consists primarily of General Agency (GA) revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

–
Comparable funeral revenue increased $0.5 million, or 0.1%, driven by a 3.8% increase in our average revenue per funeral service and higher GA revenue due to increased preneed funeral sales production. These increases were offset by a 3.9% decline in comparable funeral services performed. The cremation rate increased to 42.4% from 41.3% in 2007.

–
Comparable funeral gross profit decreased $4.6 million, or 7.1%, and our gross margin percentage of 17.6% was down from 18.9% primarily due to higher selling costs resulting from increased preneed funeral sales production. Revenues associated with the sale of preneeed funeral contracts are deferred until the funeral services are performed; however, the related selling costs are expensed as incurred.

–
Comparable preneed funeral sales production increased $16.0 million, or 14.5%. This was accomplished through an increase in the number of sales counselors as well as enhanced productivity from training and development initiatives.

Comparable Cemetery Results

The table below details comparable cemetery results of operations (“same store”). We consider comparable operations for those owned for the entire period beginning January 1, 2007 and ending September 30, 2008.

(In millions)	Three Months Ended September 30,
	2008	2007
Comparable cemetery revenue:
Atneed revenue	$60.7	$61.9
Recognized preneed revenue	80.5	87.7
Other revenue (1)	21.1	26.4
Total comparable cemetery revenues	$162.3	$176.0

Comparable cemetery gross profit	$22.2	$38.2
Comparable cemetery gross margin percentage	13.7%	21.7%

Comparable preneed and atneed cemetery sales production:
Preneed and atneed sales	$145.6	$151.4
Recognition rate (2)	97.0%	98.8%

(1)	Other cemetery revenue is primarily related to endowment care trust fund income and interest and finance charges earned from customer receivables on preneed installments contracts.
(2)	Represents the ratio of current period revenue recognition stated as a percentage of current period sales production.

–
Comparable cemetery revenues decreased $13.7 million, or 7.8%, due to a $10.6 million decline in new property sales and new cemetery property construction revenue as fewer large construction projects were completed in 2008 compared to 2007, as well as a decrease in trust fund income.

–
Comparable cemetery gross profit declined $16.0 million as a result of the revenue decreases described above and slight increases in fixed costs as we continue to increase the number of sales counselors and focus on training initiatives. Gross margin percentage decreased from 21.7% to 13.7%.

Other Financial Results

–
General and administrative expenses decreased $16.0 million compared to the third quarter of 2007. This decrease is due to $5.1 million of costs to terminate our pension plan in 2007, an additional $3.3 million of one-time transition and other expenses related to the acquisition of Alderwoods in 2007, and a $6.6 million decrease in employee benefit expenses related to reductions in corporate bonuses and long-term incentive plans.

–
We recognized a $12.8 million net pretax loss in the third quarter of 2008. This loss was associated with assets held for sale primarily in Oregon, West Virginia, and Michigan which we recorded an impairment loss of approximately $13.9 million. In the third quarter 2007 we recognized $4.9 million net pretax gain on asset divestitures. This gain was primarily associated with the disposition of underperforming funeral and cemetery businesses in the United States and Canada.

–	Hurricane expenses, net reflects $4.3 million in estimated property damages incurred at various locations caused by Hurricane Ike in September 2008, net of related insurance recoveries.

–	Interest expense decreased $4.9 million as a result of the principle repayments of our $50.0 million term loan and $45.2 million of our 6.5% note.

–
The income tax rate for the third quarter of 2008 is 7.3% compared to 32.8% in the comparable period of 2007. The income tax rate for earnings from continuing operations excluding special items is 16.6% compared to 36.5%. The low tax rate in 2008 relates to discrete items which includes the release of certain deferred tax liabilities due to the expiration of certain statutes of limitations and state tax planning.

Cash Flow and Capital Spending

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net cash provided by operating activities, as reported	$116.8	$137.0	$233.3	$328.6
One-time Alderwoods transition and other costs	-	5.2	3.3	24.7
Premiums paid on extinguishment of debt	-	-	-	11.4
United States federal transaction-related tax payment	-	-	90.0	-
Net cash provided by operating activities, excluding special items	$116.8	$142.2	$326.6	$364.7

Net cash provided by operating activities, excluding special items decreased $38.1 million in the first nine months of 2008. This decrease reflects the sale of Mayflower Insurance Co., which contributed $17.3 million of operating cash flows from discontinued operations in the first nine months of 2007. The remaining decrease was driven by a decline in our operating income related to decreases in preneed cemetery sales and funeral case volume mentioned above.

A summary of our capital expenditures is set forth below:

(In millions)	Capital Expenditures
	Nine Months Ended September 30,
	2008	2007
Capital improvements at existing locations	$59.0	$59.3
Development of cemetery property	37.2	41.4
Construction of new funeral home facilities and other growth capital	12.1	12.9
Total capital expenditures	$108.3	$113.6

TRUST FUND PERFORMANCE

A summary of our U.S. trust fund performance for the three and nine months September 30, 2008 is set forth below:

	Three Months	Nine Months
Preneed Funeral	(8.1)%	(11.9)%
Preneed Cemetery	(9.0)%	(13.3)%
Cemetery Perpetual Care	(3.8)%	(8.0)%
Combined Trust Funds	(7.2)%	(11.3)%

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are all non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they do not consider certain income, expense, and cash items which are not recurring to our continuing operations. We also believe these measures help facilitate comparisons to our competitors’ operating results.

Set forth below is a reconciliation of earnings from continuing operations excluding special items to our reported net income and diluted earnings per share from continuing operations excluding special items to our reported diluted earnings per share. Additionally, a reconciliation of net cash provided by operating activities, excluding special items to net cash provided by operating activities is set forth above in the “Cash Flow and Capital Spending” section above. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance or liquidity prepared in accordance with GAAP.

(In millions, except diluted EPS)	Three Months Ended September 30,
	2008		2007
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income, as reported	$14.6	$.06	$28.2	$.10

After-tax reconciling items:
Losses (gains) on divestitures and impairment charges, net	9.3	.03	(5.1)	(.01)
Pension termination costs	-	-	3.1	.01
Alderwoods transition and other costs	-	-	1.8	-
Discontinued operations	-	-	0.7	-

Earnings from continuing operations excluding special items	$23.9	$.09	$28.7	$.10

(In millions, except diluted EPS)	Nine Months Ended September 30,
	2008		2007
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income, as reported	$87.6	$.33	$80.9	$.27

After-tax reconciling items:
Losses on divestitures and impairment charges, net	23.4	.09	13.2	.05
Loss on early extinguishment of debt	-	-	8.4	.03
Pension termination costs	-	-	3.1	.01
Alderwoods transition and other costs	0.7	.01	11.6	.04
Discontinued operations	0.4	-	(4.4)	(.02)

Earnings from continuing operations excluding special items	$112.1	$.43	$112.8	$.38

Conference Call and Webcast

We will host a conference call on Thursday, November 6, 2008, at 9:00 a.m. Central Standard Time.  A question and answer session will follow a brief presentation made by management.  The conference call dial-in number is (617) 597-5344 with the passcode of 12853145.  In conjunction with the conference call, management will refer to supplemental information posted on our website. A webcast of the live conference call and the supplemental information can be accessed through our website at www.sci-corp.com in the Investors section.   A replay of the conference call will be available through November 13, 2008 and can be accessed at (617) 801-6888 with the passcode of 51605080.  Additionally, a replay of the conference call will be available on our website for approximately ninety days in the Investors section under the subheading “Webcasts/Presentations”.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

•
Changes in general economic conditions, both domestically and internationally, impacting financial markets (e.g., marketable security values, access to capital markets, as well as currency and interest rate fluctuations) that could negatively affect us, particularly, but not limited to, levels of trust fund income, interest expense, and negative currency translation effects.

•	Changes in operating conditions such as supply disruptions and labor disputes.
•
Our inability to achieve the level of cost savings, productivity improvements or earnings growth anticipated by management, whether due to significant increases in energy costs (e.g., electricity, natural gas and fuel oil), costs of other materials, employee-related costs or other factors.

•	Inability to complete acquisitions, divestitures or strategic alliances as planned or to realize expected synergies and strategic benefits.

•
The outcomes of pending lawsuits, proceedings, and claims against us and the possibility that insurance coverage is deemed not to apply to these matters or that an insurance carrier is unable to pay any covered amounts to us.

•	Allegations regarding compliance with laws, regulations, industry standards, and customs regarding burial procedures and practices.
•	The amounts payable by us with respect to our outstanding legal matters exceed our established reserves.
•
The outcome of pending Internal Revenue Service audits. We maintain accruals for tax liabilities which relate to uncertain tax matters. If these tax matters are unfavorably resolved, we will make any required payments to tax authorities. If these tax matters are favorably resolved, the accruals maintained by us will no longer be required, and these amounts will be reversed through the tax provision at the time of resolution.

•
Our ability to manage changes in consumer demand and/or pricing for our products and services due to several factors, such as changes in numbers of deaths, cremation rates, competitive pressures, and local economic conditions.

•	Changes in domestic and international political and/or regulatory environments in which we operate, including potential changes in tax, accounting, and trusting policies.
•	Changes in credit relationships impacting the availability of credit and the general availability of credit in the marketplace.
•	Our ability to successfully access surety and insurance markets at a reasonable cost.
•	Our ability to successfully leverage our substantial purchasing power with certain of our vendors.
•
The effectiveness of our internal control over financial reporting, and our ability to certify the effectiveness of the internal controls and to obtain an unqualified attestation report of our auditors regarding the effectiveness of our internal control over financial reporting.

•	The possibility that our credit agreement and privately placed debt securities may prevent us from engaging in certain transactions.
•
Our ability to buy our common stock under our share repurchase programs which could be impacted by, among others, restrictive covenants in our bank agreements, unfavorable market conditions, the market price of our common stock, the nature of other investment opportunities presented to us from time to time, and the availability of funds necessary to continue purchasing common stock.

•	The financial conditions of third-party insurance companies that fund our preneed funeral contracts may impact our future revenues.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2007 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America’s leading provider of deathcare products and services. At September 30, 2008, we owned and operated more than 1,300 funeral homes and 350 cemeteries (of which over 200 are combination locations) in 43 states, eight Canadian provinces, the District of Columbia and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:

Investors:	Debbie Young – Director / Investor Relations	(713) 525-9088

Media:	Lisa Marshall – Managing Director / Corporate Communications	(713) 525-3066

SERVICE CORPORATION INTERNATIONAL
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Revenues	$516,439	$539,334	$1,638,672	$1,712,381
Costs and expenses	(434,370)	(436,819)	(1,311,646)	(1,365,644)
Gross profit	82,069	102,515	327,026	346,737
General and administrative expenses	(16,107)	(32,069)	(62,840)	(97,456)
(Loss) gain on divestitures and impairment charges, net	(12,819)	4,886	(28,723)	6,949
Hurricane expenses, net	(4,313)	—	(4,313)	—
Other operating income, net	—	—	585	—
Operating income	48,830	75,332	231,735	256,230
Interest expense	(33,222)	(38,090)	(100,602)	(111,852)
Loss on early extinguishment of debt	—	—	—	(14,480)
Interest income	996	4,254	4,369	8,324
Equity in earnings of unconsolidated subsidiaries	—	2,460	—	8,730
Other expense, net	(805)	(1,049)	(1,061)	(3,981)
Income from continuing operations before income taxes	15,799	42,907	134,441	142,971
Provision for income taxes	(1,160)	(14,062)	(46,524)	(66,500)
Income from continuing operations	14,639	28,845	87,917	76,471
(Loss) income from discontinued operations, net of income tax provision (benefit) of $—, $2,223, $(195), and $4,183, respectively	—	(675)	(362)	4,459
Net income	$14,639	$28,170	$87,555	$80,930
Basic earnings per share:
Income from continuing operations	$.06	$.10	$.34	$.26
Income from discontinued operations, net of tax	—	—	—	.02
Net income	$.06	$.10	$.34	$.28
Diluted earnings per share:
Income from continuing operations	$.06	$.10	$.33	$.26
Income from discontinued operations, net of tax	—	—	—	.01
Net income	$.06	$.10	$.33	$.27
Basic weighted average number of shares	256,788	284,511	258,868	289,437
Diluted weighted average number of shares	259,835	289,597	262,482	294,848
Dividends declared per share	$.04	$.03	$.12	$.09

SERVICE CORPORATION INTERNATIONAL
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)
(In thousands, except share amounts)

	September 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$171.903	$168,594
Receivables, net	90,469	113,793
Inventories	32,635	36,203
Income tax receivable	95,303	1,426
Deferred tax asset	73,018	73,182
Current assets held for sale	1,747	2,294
Other	15,205	25,835
Total current assets	480,280	421,327
Preneed funeral receivables and trust investments	1,342,211	1,434,403
Preneed cemetery receivables and trust investments	1,301,873	1,428,057
Cemetery property, at cost	1,456,199	1,451,666
Property and equipment, net	1,566,689	1,569,534
Non-current assets held for sale	123,312	122,626
Goodwill	1,216,748	1,198,153
Deferred charges and other assets	455,499	400,734
Cemetery perpetual care trust investments	813,857	905,744
	$8,756,668	$8,932,244
Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$333,201	$343,392
Current maturities of long-term debt	56,271	36,594
Current liabilities held for sale	258	149
Income taxes	—	46,305
Total current liabilities	389,730	426,440
Long-term debt	1,835,838	1,820,106
Deferred preneed funeral revenues	575,558	526,668
Deferred preneed cemetery revenues	778,861	753,876
Deferred income taxes	237,481	140,623
Non-current liabilities held for sale	96,265	91,928
Other liabilities	369,779	383,642
Non-controlling interest in funeral and cemetery trusts	2,192,401	2,390,288
Non-controlling interest in cemetery perpetual care trusts	829,348	906,590
Commitments and contingencies
Stockholders’ equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 257,823,110 and 262,858,169, issued and outstanding (net of 8,905,863 and 1,961,300 treasury shares, at par)	257,823	262,858
Capital in excess of par value	1,810,368	1,874,600
Accumulated deficit	(736,284)	(797,965)
Accumulated other comprehensive income	119,500	152,590
Total stockholders’ equity	1,451,407	1,492,083
	$8,756,668	$8,932,244

SERVICE CORPORATION INTERNATIONAL
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Nine months ended September 30,
	2008	2007
Cash flows from operating activities:
Net income	$87,555	$80,930
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations, net of tax	362	(4,459)
Loss on early extinguishment of debt	—	14,480
Premiums paid on early extinguishment of debt	—	(11,368)
Depreciation and amortization	102,350	109,526
Amortization of cemetery property	23,824	24,983
Amortization of loan costs	2,718	5,202
Provision for doubtful accounts	6,768	7,753
Provision for deferred income taxes	94,107	20,798
Loss (gain) on divestitures and impairment charges, net	28,723	(6,949)
Share-based compensation	7,626	7,898
Excess tax benefits from share-based awards	(3,219)	(5,159)
Equity in earnings of unconsolidated subsidiaries	—	(8,730)
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Decrease (increase) in receivables	7,786	(7,027)
Increase in other assets	(71,977)	(4,299)
(Decrease) increase in payables and other liabilities	(92,603)	33,436
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables and trust investments	8,605	27,236
Increase in deferred preneed funeral revenue	23,229	38,854
Decrease in funeral non-controlling interest	(25,284)	(50,013)
Effect of cemetery production and deliveries:
Decrease in preneed cemetery receivables and trust investments	29,734	41,811
Increase in deferred preneed cemetery revenue	23,186	32,092
Decrease in cemetery non-controlling interest	(19,596)	(36,228)
Other	(578)	580
Net cash provided by operating activities from continuing operations	233,316	311,347
Net cash provided by operating activities from discontinued operations	—	17,279
Net cash provided by operating activities	233,316	328,626
Cash flows from investing activities:
Capital expenditures	(108,324)	(113,607)
Proceeds from divestitures and sales of property and equipment	19,221	314,255
Acquisitions	(8,545)	(3,308)
Net deposits of restricted funds and other	(21,476)	(236)
Net cash (used in) provided by investing activities from continuing operations	(119,124)	197,104
Net cash provided by (used in) investing activities from discontinued operations	858	(8,546)
Net cash (used in) provided by investing activities	(118,266)	188,558
Cash flows from financing activities:
Proceeds from the issuance of long-term debt	72,807	398,996
Debt issuance costs	—	(6,443)
Payments of debt	(54,403)	(3,043)
Principal payments on capital leases	(18,550)	(22,060)
Early extinguishment of debt	—	(422,545)
Purchase of Company common stock	(79,470)	(211,082)
Proceeds from exercise of stock options	6,097	19,373
Excess tax benefits from share-based awards	3,219	5,159
Payments of dividends	(31,166)	(26,265)
Bank overdrafts and other	(8,624)	(829)
Net cash used in financing activities from continuing operations	(90,090)	(268,739)
Net cash used in financing activities from discontinued operations	—	(2,113)
Net cash used in financing activities	(90,090)	(270,852)
Effect of foreign currency	(1,651)	1,526
Net increase in cash and cash equivalents	3,309	247,858
Cash and cash equivalents at beginning of period	168,594	39,880
Cash and cash equivalents at end of period	$171,903	$287,738